UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934 Date of
                    Report (Date of earliest event reported):
                                 April 12, 2004

                        Commission File Number 001-15469

                           THERMOVIEW INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                    61-1325129
     (State or other jurisdiction                       (I.R.S. Employer
   of incorporation or organization)                 Identification Number)

         5611 Fern Valley Road                               40228
         Louisville, Kentucky                              (Zip Code)
(Address of principal executive offices)

                                  502-968-2020
              (Registrant's telephone number, including area code)

Item 5. Other Events.

     On April 12, 2004, we issued a press release announcing the resignation of Jeffrey L. Fisher as chief financial officer effective May 2, 2004, and the appointment of David A. Anderson as chief financial officer effective May 3, 2004. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.


Item 7. Financial Statements and Exhibits.

(c) Exhibits: Exhibit No. Description

     99.1 News Release of ThermoView Industries, Inc. dated April 12, 2004.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           ThermoView Industries, Inc.


Date:  April 29, 2004      By:      /s/ Charles L. Smith
                           -------------------------------------------------
                                Charles L. Smith
                                Chief Executive Officer
                               (principal executive officer)

Exhibit 99.1

                                                                   NEWS RELEASE

FOR IMMEDIATE RELEASE

Date: April 12th, 2004

     ThermoView Industries, Inc. Announces David A. Anderson, CPA, as New Chief Financial Officer LOUISVILLE, Ky. -- ThermoView Industries Inc. (Amex: THV), one of the country's largest full-service home improvement companies, today, announced that David A. Anderson has taken the position of Chief Financial Officer of ThermoView Industries, Inc. and will begin in his official capacity on May 2nd, 2004.

     Mr. Anderson, who has been in the role of Executive Vice President of Finance for ThermoView for the past several months, has a long working history in the finance and accounting arena within the home improvement and remodeling industry. From 1998 through 2003, he served as Vice President and Treasurer of Leingang Home Center and Thermal Line Windows, Inc., both subsidiaries of ThermoView. From 1986 and until the acquisition of these companies in 1998 by ThermoView, Mr. Anderson served as the Chief Financial Officer giving him almost 20 years experience the home improvement industry and the window manufacturing sector.

     "We are pleased and feel quite fortunate to have David as our new CFO," said Charles L. Smith, ThermoView's president and CEO. "He brings so much to the table in the way of knowledge of the industry and his background in finance is impressive. He will prove to be a great leader as he understands our mission and objectives from his past experience working with one of our most successful subsidiary offices as well with our manufacturing facility."

     Prior to Mr. Anderson's entry into the home improvement products market, he worked for a regional CPA firm and as the CFO for an Oil and Gas development company, Westex Petroleum, in Bismarck, North Dakota.

     In addition to Mr. Anderson's business experience, his other accomplishments include serving as the state of North Dakota's CPA Society President and Board Chairman and the President of the Bismarck Chapter of CPA's, the President and Board Chair of the Missouri Slope Areawide United Way, a million dollar fundraising organization, and is currently serving as a member of the Board of Directors of the Bismarck-Mandan Chamber of Commerce. In addition to his ten plus years of community involvement with the local United Way, David served as a Catechist for the Corpus Christi Church for five years and also volunteered as a Citizen Advocate for the Developmentally Disabled.

     Anderson will replace Jeffrey L. Fisher who will maintain the position of CFO until May 2nd before moving on to a position within another industry.

     "Jeff has been a valuable member of our senior management and we wish him the best in his future endeavors," said Smith.